UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2018
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)  (Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [ ]

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On and effective March 20, 2018, the Board of Directors (the "Board") of Lincoln National Corporation ("LNC" or the "Company"), upon the recommendation of the Corporate Governance Committee of the Board, approved and adopted Amended and Restated Bylaws of the Company (the "Bylaws"), to establish the right for shareholders who collectively own at least 25 percent of the outstanding shares of common stock of the Company to call a special meeting of the shareholders, subject to the procedural and other requirements set forth in the Bylaws.  The Bylaws also include certain other ministerial, clarifying and conforming changes.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

       3.1         Amended and Restated Bylaws of LNC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018                      Lincoln National Corporation

By:  /s/ Andrea D. Goodrich
Name: Andrea D. Goodrich
Title:   Senior Vice President and Secretary